.

                        SUBSIDIARY INFORMATION                   EXHIBIT 21
                    UPDATED AS OF DECEMBER 31, 1998


I.  SUBSIDIARIES OF MUSICLAND STORES CORPORATION

                               State Of          Name(s) Under Which
Name Of Corporation          Incorporation       Corporation Does Business
-------------------          -------------       -------------------------

The Musicland Group, Inc.      Delaware          Discount Records
                                                 Excelsior
                                                 Musicland
                                                 Musicland/Suncoast Motion
                                                  Picture Company
                                                 On Cue
                                                 Replay
                                                 Sam Goody
                                                 Sam Goody's Music & Video
                                                 Sam Goody's Musicland
                                                 Sam Goody/Suncoast Motion
                                                  Picture Company

II. SUBSIDIARIES OF THE MUSICLAND GROUP, INC.

                               State Of          Name(s) Under Which
Name Of Corporation          Incorporation       Corporation Does Business
-------------------          -------------       -------------------------

Media Play, Inc.               Delaware          Media Play

MG Financial Services, Inc.    Delaware

MLG Internet, Inc.             Delaware          mediaplay.com
                                                 oncue.com
                                                 samgoody.com
                                                 suncoast.com

Musicland Retail, Inc.         Delaware          Musicland
                                                 Musicland/Suncoast Motion
                                                  Picture Company
                                                 Replay
                                                 Sam Goody
                                                 Sam Goody/Suncoast Motion
                                                  Picture Company

On Cue, Inc.                   Delaware          On Cue

Request Media, Inc.            Delaware          Request
                                                 requestline.com

Suncoast Group, Inc.           Delaware          Producers Club
                                                 Suncoast Motion Picture Company
                                                 Suncoast Pictures

Suncoast Motion Picture
Company, Inc.                  Delaware


Suncoast Retail, Inc.          Delaware          Producers Club
                                                 Suncoast Motion Picture Company

TMG Caribbean, Inc.            Delaware          Musicland
                                                 Sam Goody
                                                 Suncoast Motion Picture Company

TMG-U.K. Delaware, Inc.        Delaware          Sam Goody

TMG-Virgin Islands, Inc.       Delaware          Sam Goody